UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2020

Midwest Holding Inc.

(Exact name of registrant as specified in its charter)

NEBRASKA	000-10685	20-0362426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2900 South 70th Street, Suite 400

Lincoln, Nebraska 68506

(Address of principal executive offices) (Zip Code)

(402) 489-8266

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01  Entry into a Material Definitive Agreement.

On June 12, 2020, Midwest Holding Inc. (the “Company”) entered into a Unit Purchase Agreement (the “Agreement”) by and among the Company, Aurora Financial Services, a Delaware corporation (the “Seller”) and 1505 Capital LLC, a Delaware limited liability company (“1505 Capital”), a 51% owned subsidiary of the Company. Pursuant to the Agreement, the Company purchased the remaining 49% interest in 1505 Capital for $500,000 in cash. As a result the Company now owns 100% of 1505 Capital. The financial statements of 1505 Capital were included in the Company’s audited consolidated financial statements as of December 31, 2019 and will continue to be so consolidated. A copy of the foregoing Agreement which is filed as Exhibit 10.1 to this Report and incorporated herein by reference.

In connection with the Agreement, the Company entered into an employment agreement with Richard Vecchiolla dated effective as of January 1, 2020, as further described in Item 5.02 below.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Upon closing of the Unit Purchase Agreement discussed in Item 1.01 above, the Company entered into an employment agreement (“Employment Agreement”) with Richard Vecchiolla. Among other things, the Employment Agreement provides:

(a)that Mr. Vecchiolla is employed as Chief Executive Officer of 1505 Capital;
(b)a base salary to Mr. Vecchiolla of $250,000 per year and a possible bonus in the discretion of the Board of Directors of the Company;
(c)potential additional compensation relating to fee streams tied to revenue generating activities of 1505 Capital;
(d)customary benefits including health insurance, life insurance and other fringe benefits and expense reimbursements;
(e)for termination of the Employment Agreement upon Mr. Vecchiolla’s death, disability or for good cause (as defined therein);
(f)for Mr. Vecchiolla’s resignation without good reason (as defined therein) or retirement;
(g)certain severance payments and liquidated damages upon Mr. Vecchiolla’s resignation for good reason or upon a change in control of 1505 Capital; and
(h)customary confidentiality, indemnification, non-compete and other provisions.

A copy of Mr. Vecchiolla’s Employment Agreement is attached as Exhibit 10.2.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description
10.1

Unit Purchase Agreement by and among the Company, Aurora Financial Services, a Delaware corporation (the “Seller”) and 1505 Capital LLC, a Delaware limited liability company (“1505 Capital”) effective as of June 12, 2020.

10.2 (*)	Employment Agreement made and entered into, effective as of the 1st day of January, 2020, by and between Richard Vecchiolla and Midwest Holding Inc., a Nebraska corporation.

(*) Portions of this exhibit have been redacted pursuant to Regulation S-K Item 601(b)(10).

EXHIBIT INDEX

Exhibit No.	Description
10.1

Unit Purchase Agreement by and among the Company, Aurora Financial Services, a Delaware corporation (the “Seller”) and 1505 Capital LLC, a Delaware limited liability company (“1505 Capital”) effective as of June 12, 2020.

10.2 (*)	Employment Agreement made and entered into, effective as of the 1st day of January, 2020, by and between Richard Vecchiolla and Midwest Holding Inc., a Nebraska corporation.

(*) Portions of this exhibit have been redacted pursuant to Regulation S-K Item 601(b)(10).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWEST HOLDING INC.

	By:	/s/ Mark A. Oliver
	Name:	Mark A. Oliver
Date: June 17, 2020	Title:	President